UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

BALTIA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

New York	001-14519	11-2989648
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hangar G 169 NY-17K, Suite U-14 Newburgh, NY	12550
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (845) 787-4670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Ambassador Ned L. Siegel as Director

On June 19, 2017, the Board of Directors (the “Board”) of the Baltia Air Lines, Inc. dba USGlobal Airways (the “Company”) appointed Ambassador Ned L. Siegel as a director of the Company.

Ambassador Siegel, 65, has had a long and distinguished career as a senior U.S. government official and over 30 years of business experience.  He was appointed by then President George W. Bush as the U.S. Ambassador to the Commonwealth of the Bahamas from October 2007 to January 2009. He was also appointed by President Bush to serve under Ambassador John R. Bolton at the United Nations in New York, serving as the Senior Advisor to the U.S. Mission and as the U.S. representative to the 61st Session of the United Nations General Assembly. Prior to his ambassadorship, from 2003 to 2007, Mr. Siegel was appointed to the Board of Directors of the Overseas Private Investment Corporation (OPIC).

Since 2009, Ambassador Siegel has served as Chairman of the board and President of The Siegel Group, a multi-disciplined international business management advisory firm specializing in infrastructure, real estate, ports, energy, technology, financial and cyber security services. Ambassador Siegel serves on several public company boards including as the Chairman of the board of Notis Global, Inc. (OTC Pink: NGBL), a company specializing in the hemp and marijuana industry; as director of Positive ID Corporation (OTCQB: PSID), a life sciences tools and diagnostics company that develops and markets advanced biological detection and molecular diagnostic systems; as director of HealthWarehouse.com, Inc. (OTC Pink: HEWA), a retail mail-order pharmacy. In addition, Ambassador Siegel is the Chairman of the board of Viscount Systems, a manufacturer of physical access control systems and telephone entry products, which protect buildings from unauthorized access. Ambassador Siegel also serves on various advisory boards, including that of Cardplatforms, a South Florida-based prepaid card and prepaid support services company, Secure Strategy Group, a boutique banking and advisory firm that backs emerging growth technology companies in the security, IT and communications sections, and TBG Holdings Corp., a financial consulting firm that works with public and private accounting companies. Ambassador Siegel graduated Phi Beta Kappa from the University of Connecticut and received a Juris Doctor from the Dickinson School of Law in 1976. He received an honorary degree of Doctor of Business Administration from the University of South Carolina in December of 2014.

No family relationships exist between Mr. Siegel and any of the Company’s other executive officers or directors. There are no arrangements between Mr. Siegel and any other person pursuant to which Mr. Siegel was nominated as Director. There are no transactions to which the Company is or was a participant and in which Mr. Siegel has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Siegel is not a party to any material plan or arrangement in connection with his appointment as Director.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 19, 2017, the Board approved an amendment to Article VI Section 2 of the Company’s Bylaws (the “Amendment”) to increase the size of the Board from four directors to up to nine. A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Exhibits

3.1	Amendment to Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines, Inc.

Date: June 23, 2017	By:	/s/ Anthony D. Koulouris
Anthony D. Koulouris
President